                                                                    EXHIBIT 23.1


                        CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in this Registration Statement of Tesoro Petroleum Corporation on Form S-4 of our report dated February 12, 2001 (March 23, 2001 as to the third paragraph of Note M), appearing in the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

San Antonio, Texas
December 12, 2001